EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made effective as of the 2nd day of July, 1997, between Morning Sun, Inc., a Washington corporation (the "Company"), and ROBERT
C. KLEIN (the "Employee").

        1. EMPLOYMENT TERM. The Company hereby employs the Employee for a term commencing on date hereof and, subject to earlier termination as provided in
Section 5 hereof, ending on July 1, 2000 (such term being herein referred to as the "term of this Agreement"). The Employee agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter stated.

        2. DUTIES. The Employee shall serve the Company in an executive capacity and shall report to and be subject to the general direction and control of the Board of Directors and Chief Executive Officer of the Company. The Employee shall perform the executive, management and administrative duties of president of the Company's Seattle, Washington operations and the Company's MORNING SUN and TOPSTICH BRANDS. The Employee shall also perform such other executive, management and administrative functions that are consistent with the foregoing and assigned to him by the Board of Directors or Chief Executive Officer of the Company. The Company agrees that it will assign the Employee those duties, and only those duties, of the type, nature and dignity that are normally assigned to an employee of his position in a corporation of the size, stature and nature of the Company.

        3. EXTENT OF SERVICE. The Employee shall devote his full business time and attention to the business of the Company, and, except as may be specifically permitted by the Company, shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, provided, however, that such investments will not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement.

        4. SALARY AND BENEFITS. (a) The Company shall pay the Employee a base salary of $20,833.33 per full calendar month of service completed during the term of this Agreement, appropriately prorated for partial months at the beginning and end of the term of this Agreement. Such salary shall be payable in accordance with the normal payroll policies of the Company from time to time in effect. The Company shall have the right to deduct from any payment of all compensation to the Employee hereunder (x) any federal, state or local taxes required by law to be withheld with respect to such payments, and (y) any other amounts specifically authorized to be withheld or deducted by the Employee.


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               (b) During the term of this Agreement, the Employee shall be entitled to receive the following benefits:

                        (i) The Employee shall be entitled to participate in the
               Company's Key Employee Incentive Plan (the "Plan"), and may receive benefits under such Plan in an amount of up to 75% of the Employee's base salary under paragraph (a) above. In addition, the Employee shall also be entitled to a bonus, in the sole discretion of the Company's Board of Directors. Any bonus (whether pursuant to the Plan or otherwise) payable to the Employee for any year shall be paid no later than March 31st of the following year.

                      (ii) The Employee shall be granted options to purchase
               45,000 shares of the Common Stock of Brazos Sportswear, Inc. ("Brazos"), the parent corporation of the Company, pursuant to the Brazos stock option plan (the "Option Plan"). Such options shall (a) vest 331/3% per year for three years commencing with the first 331/3% vesting on the date hereof, (b) have an exercise price equal to the fair market value at the date of grant and (c) otherwise be subject to the terms of the Option Plan. Notwithstanding anything contrary in the Option Plan, vesting shall continue for an additional one year after termination of the Employee's employment pursuant to Section 5(c)(i) or 5(d)(i) below.

                      (iii) The Employee shall also be entitled to receive such
               other benefits as are generally available to employees of the Company. The Employee shall be entitled to four weeks of vacation annually.

        5.     TERMINATION.

               (a) DEATH. If the Employee dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee or his estate, except under the terms of the Plan (including payment of the pro rata portion of the bonus thereunder) or any other benefit plan in which the Employee is a participant, and the Company shall pay the Employee's estate that portion of the Employee's salary accrued through the end of the month in which the Employee's death occurred.

               (b) DISABILITY. If during the term of this Agreement, the Employee shall be prevented from performing his duties hereunder by reason of disability, and such disability shall continue for a period of three months, then the Company may terminate this Agreement at any time after the expiration of such three-month period while such disability is continuing. For purposes of this Agreement, the Employee shall be deemed to have become


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        disabled when the Company, upon the advice of a qualified physician, shall have determined that the Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agreement. In the event of a termination pursuant to this paragraph (b), the Company shall be relieved of all its obligations under this Agreement, except that the Company shall pay to the Employee his base salary through the end of the month during which such termination shall have occurred, (less any benefits received by the Employee during such period of disability under any disability benefits plan maintained by the Company) plus the pro rata portion of the bonus under the Plan.

               (c)    CERTAIN DISCHARGES.

                      (i) DISCHARGE WITHOUT CAUSE. Prior to the end of the term
               of this Agreement, the Company, on 30 days' prior written notice to the Employee, may discharge the Employee for any reason, without Cause (as defined in subparagraph (ii) below), in which case the Company may terminate this Agreement without further liability to the Employee or his estate in the event of his subsequent death, other than to pay to the Employee or to his estate the Employee's base salary for the one-year period following such termination, plus the pro rata portion of the bonus under the Plan through such termination. Such payments to the Employee shall be made in the same manner and at the same times as they would have been paid had the Employee not been discharged. A failure of the Company to extend the term of this Agreement at the end of the three year term (or any annual extensions thereafter) shall be deemed a termination by the Company without cause under Section c(i).

                      (ii) DISCHARGE WITH CAUSE. Prior to the end of the term of this Agreement, the Company may discharge the Employee with Cause (as hereinafter defined) with out prior written notice, and terminate this Agreement without any further liability hereunder to the Employee or his estate other than to pay to the Employee his base salary accrued to the date of discharge. For purposes of this Agreement, the Company shall have "Cause" to discharge the Employee or terminate the Employee's employment hereunder upon
               (i) the Employee's commission of any felony or other crime involving moral turpitude, (ii) the Employee's willful or persistent failure or refusal to follow policies or directives established by the Company consistent with this Agreement, (iii) the Employee's commission of material acts amounting to gross negligence or willful misconduct to the detriment of the Company or its affiliates or (iv) the Employee's material breach of this Agreement; provided that in the cases of clauses (ii), (iii) and
               (iv) the Company shall give notice to the Employee and the opportunity to cure prior to such termination.


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               (d) TERMINATION BY EMPLOYEE.

                      (i) GOOD REASON. On prior written notice to the Company,
               the Employee shall have the right to terminate his employment at any time for Good Reason, defined as follows: (a) a material breach by the Company of its obligations hereunder; provided, the Company shall have reasonable opportunity to cure any such breach; (b) the assignment to the Employee of duties inconsistent with, or a substantial alteration in the status of, his responsibilities as an executive of the Company; or (c) the relocation of the Employee's place of business outside the Seattle, Washington metropolitan area (provided, the Employee acknowledges that travel in the ordinary course of business shall not be deemed such a relocation). In the event of a termination by the Employee for Good Reason, the Company shall pay to the Employee the Employee's base salary for the one year period following such termination, plus the pro rata portion of the bonus under the Plan through such termination. Such payments to the Employee shall be made in the same manner and at the same times as they would have been paid had the Employee not terminated employment.

                      (ii) WITHOUT GOOD REASON. Prior to the end of the term of
               this Agreement, the Employee may terminate his employment hereunder without Good Reason. Upon such termination the Company shall have no further liability hereunder to the Employee or his estate other than to pay to the Employee his base salary accrued through the date of termination.

        6. CONFIDENTIAL INFORMATION. The Employee acknowledges that in the course of his employment by the Company he has received and will receive certain trade secrets, programs, lists of customers and other confidential information concerning the business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that the Information is confidential and he agrees not to reveal the Information to anyone outside the Company so long as the confidential or secret nature of the Information shall continue. The Employee further agrees that he will at no time use the Information in competing with the Company. Upon termination of this Agreement, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment or relating to the Information, and the Employee agrees that all such materials will at all times remain the property of the Company. The provisions of this Section 6 shall survive any termination of this Agreement.

        7. RESTRICTIVE COVENANTS. During the term of this Agreement and for a period of one year thereafter, the Employee shall not: (i) engage, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, anywhere within the United States


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(hereafter the "Territory"), in the business of the design, manufacture, sale, marketing or distribution of screen printed or embroidered fleece or t-shirt products which are competitive with the products of the Company or its affiliates (the "Industry") (provided, any such business which derives less than 10% of its revenues from the Industry shall be deemed not to be in competition with the Company for purposes of this section); (ii) own or hold any beneficial interest of more than the Applicable Percentage of the voting securities in any corporation, partnership or other business entity which conducts its operations, in whole or in part, within the Industry and within the Territory; or (iii) become an employee of or consultant to, or serve in any similar capacity with, any business within the Industry which conducts its operations in whole or in part within the Territory. In addition, in any such event and during such period, the Employee further agrees that he shall not, either directly or indirectly, through any person, firm, association or corporation with which the Employee is now or may hereafter become associated, solicit any present or future employee of the Company to leave the employ of the Company to accept employment with the Employee or with such person, firm, association or corporation. For purposes of the foregoing, "Applicable Percentage" means (x) one percent (1%), in the case of corporations, partnerships and other business entities having a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or (y) five percent (5%) in all other cases. The foregoing covenants shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby, or the period of time within which such covenants are operative; but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted by this Section 7 and the period of time during which such covenants are enforceable. The provisions of this
Section 7 shall survive any termination of this Agreement. The one-year period referred to above shall commence and be effective regardless of the reason for any termination of this Agreement, including (without limitation) the Employee's voluntary resignation or discharge without Cause, provided that in case of a discharge without Cause, this Section 7 shall remain in effect for only so long after such termination that the Company is continuing to make payments to the Employee pursuant to Section 5(c)(i).

        8. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed if addressed to the respective parties as follows:

        If to the Employee:         Robert C. Klein

                                    ____________________________

                                    ____________________________

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        If to the Company:          Morning Sun, Inc.
                                    c/o
                                    Brazos, Inc.
                                    3860 Virginia Avenue
                                    Cincinnati, Ohio  45227-3487
                                    Attention: President

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

        9. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10. ASSIGNMENT. This Agreement may not be assigned by the Employee. Neither the Employee nor his estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being agreed that such payments and the right thereto are nonassignable and nontransferable.

        11. BINDING EFFECT. Subject to the provisions of Section 10 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

        12. CAPTIONS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        13. COMPLETE AGREEMENT. This Agreement represents the entire agreement between the parties concerning the subject hereof and supersedes all prior agreements between the parties con cerning the subject thereof. Without limiting the generality of the foregoing, this Agreement supersedes all preexisting employment agreements between the Company and the Employee which may have heretofore been in effect.

        14. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Washington.

        15. COUNTERPARTS. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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        16. BRAZOS GUARANTY. On the date hereof, Brazos, Inc., an affiliate of the Company, shall guarantee the performance of the obligations of the Company under the terms of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date and year first above written.

                                  THE COMPANY:

                                  MORNING SUN, INC.

                                  By:/s/ J. FORD TAYLOR
                                  ----------------------
                                     J. FORD TAYLOR,
                                     Chief Executive Officer

                                  THE EMPLOYEE:

                                 /s/ ROBERT C. KLEIN
                                  ----------------------
                                  ROBERT C. KLEIN


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